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                                                   UNITED STATES
                                        SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 20549
                                               --------------------

                                                     FORM 8-K

                                                  CURRENT REPORT
                                      Pursuant to Section 13 or 15(d) of the
                                          Securities Exchange Act of 1934


                         Date of Report (Date of Earliest Event Reported) November 2, 2005

                                             NATIONAL R.V. HOLDINGS, INC.
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                                (Exact name of registrant as specified in its charter)

                   Delaware                                    001-12085                          33-0371079
------------------------------------------------    --------------------------------    -------------------------------
         (State or other jurisdiction                    (Commission File No.)                 (I.R.S. Employer
               of incorporation)                                                             Identification No.)

                                               3411 N. PERRIS BOULEVARD
                                               PERRIS, CALIFORNIA 92571
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                                (Address of principal executive offices and zip code)

                        Registrant's telephone number, including area code: (951) 943-6007
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [    ] Written communications pursuant to Rule 425 under the Securities Act
          (17 CFR 230.425)

     [    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
          (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



Item 2.02. Results Of Operations And Financial Condition

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of a press release of National R.V. Holdings, Inc. (the "Company"), dated November 8, 2005, reporting the Company's financial results for the quarter ended September 30, 2005.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 2, 2005, the Company received notification from the New York Stock Exchange ("NYSE") that the Company was not in compliance with the NYSE's continued listing standards. The Company is considered "below criteria" by the NYSE because the Company's total market capitalization was less than $75 million over a consecutive 30 trading-day period and its shareholders' equity was less than $75 million as of June 30, 2005. While the Company was in compliance with previous continued listing standards set forth by the NYSE, the NYSE adopted new continued listing standards, effective June 2005, which increased the former standards significantly.

In accordance with the continued listing criteria set forth by the NYSE, the Company intends to present a plan to the NYSE within 45 days of its receipt of the notice, demonstrating how it intends to comply with the continued listing standards within 18 months of its receipt of the notice. The NYSE may take up to 45 days to review and evaluate the plan after it is submitted. If the plan is accepted, the Company will be subject to quarterly monitoring for compliance by the NYSE. If the NYSE does not accept the plan or if the Company is unable to achieve compliance with the NYSE's continued listing criteria through its implementation of the plan, the Company will be subject to NYSE trading suspension and delisting, at which time the Company would intend to apply to have its shares listed on another stock exchange or quotation system.

Beginning on or about November 9, 2005, the NYSE will make available on its consolidated tape, a ".BC" indicator transmitted with the Company's listing symbol to identify that the Company is below the NYSE's quantitative continued listing standards.

The press release announcing receipt of the notification from the NYSE is attached as Exhibit 99.1.

Item 9.01(c).  Financial Statements and Exhibits

99.1     Press Release of National R.V. Holdings, Inc. dated November 8, 2005.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                             NATIONAL R.V. HOLDINGS, INC.



                             By:      /s/THOMAS J. MARTINI
                                              Thomas J. Martini
                                             Chief Financial Officer



Date:  November 8, 2005